--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                      FEBRUARY 11, 2002 (JANUARY 28, 2002)

                              --------------------

                                DOUBLECLICK INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


                         000-23709                                                  13-3870996
                 (COMMISSION FILE NUMBER)                              (I.R.S. EMPLOYER IDENTIFICATION NO.)

                   450 WEST 33RD STREET
                    NEW YORK, NEW YORK                                                10001
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                   (ZIP CODE)


                                 (212) 683-0001
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                      N.A.
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

--------------------------------------------------------------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         On January 28, 2002, DoubleClick Inc. ("DoubleClick") completed the previously announced sale of its European media business to AdLINK Internet Media AG ("AdLINK"). Under the terms of the transaction, which was negotiated at arm's-length, AdLINK acquired DoubleClick's European media business in exchange for EUR 30.5 million and the assumption of certain liabilities associated with DoubleClick's European media business. Intercompany liabilities in an amount equal to EUR 5.0 million were settled through a cash payment by AdLINK to DoubleClick. In addition, DoubleClick will receive reimbursement from AdLINK for certain restructuring costs to be incurred. DoubleClick also entered into an option agreement with United Internet AG ("United Internet"), AdLINK's largest shareholder, under which United Internet received the option to sell 15% of AdLINK's shares to DoubleClick in exchange for EUR 35.5 million. United Internet exercised its option with effect on February 8, 2002. DoubleClick also holds an option, exercisable under certain conditions, to acquire an additional 21% of AdLINK's shares from United Internet at no additional cost. In addition, DoubleClick will be represented on the AdLINK Board of Directors.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(b)      Pro Forma Financial Information

               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

       The following unaudited pro forma condensed financial statements of DoubleClick Inc. have been prepared to illustrate the estimated effects of:

        - The January 28, 2002 sale by DoubleClick of its European Media operations to AdLINK Internet Media AG, or AdLINK, and the acquisition by DoubleClick of 15% of the outstanding common shares of AdLINK;

        - the April 23, 2001 acquisition by DoubleClick of all the outstanding shares of FloNetwork Inc., or FloNetwork, in exchange for approximately $17.1 million in cash, approximately 2,800,000 shares of DoubleClick common stock and the assumption by DoubleClick of FloNetwork options and warrants which, under the terms of the acquisition, converted into options and warrants to acquire approximately 430,000 shares of DoubleClick common stock; and

        - the February 2, 2001 acquisition by DoubleClick of all the outstanding shares of @plan.inc, or @plan, in exchange for approximately $39.1 million in cash, approximately 3,200,000 shares of DoubleClick common stock and the assumption by DoubleClick of @plan options and warrants which, under the merger of those two companies, converted into options and warrants to acquire approximately 1,200,000 shares of DoubleClick common stock.

Pro forma amounts have been derived by applying pro forma adjustments to the historical consolidated financial information of DoubleClick, FloNetwork and @plan.

Recent accounting pronouncements

       In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards, or SFAS, No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets." SFAS No. 141 establishes new standards for accounting and reporting requirements for business combinations and requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method is prohibited. SFAS No. 142 establishes new standards for goodwill acquired in a business combination, eliminates the amortization of goodwill and sets forth methods to periodically evaluate goodwill for impairment. Intangible assets with a determinable useful life will continue to be amortized over that life. SFAS 141 and SFAS 142 are effective for business combinations completed after June 30, 2001. DoubleClick adopted these statements on January 1, 2002; however, as noted above, there are provisions of these new standards that also apply to acquisitions completed after June 30, 2001.

The sale of DoubleClick's European Media operations and the acquisition of a 15% interest in AdLINK

       On January 28, 2002, DoubleClick completed the sale of its European Media operations to AdLINK, a German provider of Internet advertising solutions in exchange for EUR 30.5 million and the assumption by AdLINK of liabilities associated with DoubleClick's European Media operations. Intercompany liabilities in an amount equal to EUR 5.0 million were settled through a cash payment by AdLINK to DoubleClick at the closing of the transaction.

       Following the closing of the transaction described above, United Internet AG, or United Internet, AdLINK's largest shareholder, exercised its right with effect on February 8, 2002 to sell to DoubleClick 15% of the outstanding common shares of AdLINK in exchange for EUR 35.5 million. Pursuant to its agreement with United Internet, the exercise of this right caused DoubleClick's option to acquire an additional 21% of AdLINK common shares from United Internet to vest. This option is only exerciseable over a two-year period if AdLINK has achieved EBITDA-positive results for two out of three consecutive fiscal quarters before December 2003. Should AdLINK fail to achieve these results, the option will expire unexerciseable in December 2003.

       As the result of the transactions described above, DoubleClick sold its European Media operations and received a 15% interest in AdLINK. Its option to acquire an additional 21% of the outstanding common shares of AdLINK from United Internet also vested. The approximately $8.3 million value of the 15% of the outstanding common stock of AdLINK, approximately 3.9 million shares, has been determined based on these shares' average market prices, as quoted on the Neuer Markt, for the day before, the day of, and the day immediately after the number of shares due to DoubleClick became irrevocably fixed pursuant to its agreements with AdLINK and United Internet.

       The unaudited pro forma statements of operations for the year ended December 31, 2000 and the nine month period ended September 30, 2001 have been prepared as if these transactions had occurred on January 1, 2000. The unaudited pro forma condensed balance sheet as of September 30, 2001 has been prepared as if these transactions occurred on September 30, 2001. The pro forma adjustments are described in the accompanying notes.

The acquisition of FloNetwork

       On April 23, 2001 DoubleClick completed its acquisition of FloNetwork, a privately-held Canadian provider of email marketing technology services. The purchase price of FloNetwork has been calculated based on the average market price of DoubleClick common stock, as quoted on the Nasdaq National Market, for the day immediately prior to, the day of and the day immediately after the number of shares and the amount of cash consideration due to FloNetwork shareholders became irrevocably fixed pursuant to the agreement under which FloNetwork was acquired, plus the fair value of options and warrants assumed, which was determined using the Black-Scholes option pricing model.

       Portions of the purchase price have been allocated to acquired technology, customer lists and in-process research and development projects. The amounts allocated to customer lists of $2.2 million and acquired technology of approximately $4.3 million are being amortized on a straight-line basis over 2 and 3 years, respectively. The amounts attributed to in-process research and development projects were charged to operations as they had not reached technological feasibility as of the date of the acquisition and were determined to have no alternative future uses. The remainder of the excess of the purchase price over the fair value of net assets acquired of approximately $45.0 million has been allocated to goodwill and is being amortized on a straight-line basis over three years. In accordance with SFAS 142, DoubleClick has ceased amortizing this goodwill effective January 2002.

       The unaudited pro forma condensed statements of operations for the year ended December 31, 2000 and the nine month period ended September 30, 2001 have been prepared as if the FloNetwork acquisition had occurred on January 1, 2000. No pro forma balance sheet information has been provided as FloNetwork's net assets are reflected in the financial position of DoubleClick as of September 30, 2001. The pro forma adjustments are described in the accompanying notes.

The acquisition of @plan

       On February 2, 2001 DoubleClick completed its acquisition of @plan, a leading provider of online target market research planning systems. The purchase price of @plan has been determined based on the average market price of DoubleClick common stock, as quoted on the Nasdaq National Market, for the day immediately prior to and the day of the final determination of the number of shares and cash consideration due @plan shareholders pursuant to the merger agreement, plus the fair value of options assumed, which was calculated using the Black-Scholes option pricing model. The excess of the purchase price over the fair value of the net assets acquired of approximately $79.1 million has been allocated to goodwill and is being amortized over three years. In accordance with SFAS 142, DoubleClick has ceased amortizing this goodwill effective January 2002.

       The unaudited pro forma statements of operations for the year ended December 31, 2000 and the nine month period ended September 30, 2001 have been prepared as if the @plan acquisition occurred on January 1, 2000. No pro forma balance sheet information has been provided as @plan's net assets are reflected in the financial position of DoubleClick as of September 30, 2001. The pro forma adjustments are described in the accompanying notes.

Reclassifications

       Certain costs and other deductions in the consolidated statements of operations of FloNetwork and @plan have been reclassified to conform to the line item presentation in the pro forma condensed statements of operations.

Unaudited pro forma financial information

       The unaudited pro forma financial information should not be considered indicative of the actual results that would have been achieved had the transactions described above been consummated on the dates indicated and does not purport to indicate balance sheet data or results of operations as of any future date or any future period. The unaudited pro forma financial information should be read in conjuction with the historical financial statements of DoubleClick.

      UNAUDITED PRO FORMA CONDENSED BALANCE SHEET AS OF SEPTEMBER 30, 2001
                             (dollars in thousands)


                                                                             Less
                                                    DoubleClick         European Media         Pro forma
                                                    ----------------------------------------------------

ASSETS
Current assets:
   Cash and cash equivalents                         $   185,932       $                    $   185,932
   Investments in marketable securitites                 379,512                                379,512
   Accounts receivable, net                               80,502            (4,818)              75,684
   Prepaid expenses and other current assets              41,295              (807)              40,488
                                                     --------------------------------------------------
     Total current assets                                687,241            (5,625)             681,616

Investments in marketable securities                     213,038                                213,038
Property and equipment, net                              166,265            (2,394)             163,871
Goodwill, net                                             63,581            (5,277)              58,304
Intangible assets, net                                    18,518                                 18,518
Investments in affiliates                                 16,696             8,343 (1)           25,039
Other assets                                               9,579            (1,426)               8,153
                                                     --------------------------------------------------
     Total assets                                    $ 1,174,918       $    (6,379)         $ 1,168,539
                                                     ==================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payables and accrued expenses            $   122,174       $    (8,150)         $   114,024
   Deferred revenue                                       20,057            (1,470)              18,587
                                                     --------------------------------------------------

     Total current liabilities                           142,231            (9,620)             132,611

Long-term obligations and notes                           18,044              (423)              17,621
Convertible subordinated notes                           229,700                                229,700

Minority interest                                         20,086                                 20,086

Stockholders equity:
   Common stock                                              134                                    134
   Treasury stock                                         (4,464)                                (4,464)
   Additional paid in capital                          1,264,412                              1,264,412
   Accumulated deficit                                  (484,528)           (7,433)(2)         (491,961)
   Other comprehensive loss                              (10,697)           11,097                  400
                                                     --------------------------------------------------
     Total stockholders' equity                          764,857             3,664              768,521
                                                     --------------------------------------------------
     Total liabilities and stockholders' equity      $ 1,174,918       $    (6,379)         $ 1,168,539
                                                     ==================================================


             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
              (dollars in thousands, except for per share amounts)


                                                                                        Pro forma       Pro forma
                                          DoubleClick       @plan        FloNetwork     adjustments      combined
                                          --------------------------------------------------------------------------
Revenues                                 $ 309,498     $   1,275     $   6,920         $    --          $ 317,693

Cost of revenues                           136,620           788         2,349             478(3)         140,235
European Media sales commissions                --            --            --                                 --
                                          --------------------------------------------------------------------------

Total cost of revenue                      136,620           788         2,349             478            140,235
                                          --------------------------------------------------------------------------

Gross profit                               172,878           487         4,571            (478)           177,458

Operating expenses:
   Sales and marketing                     148,170           766         4,452             366(3)         153,754
   General and administrative               52,790           776         1,199                             54,765
   Product development                      42,472            --         1,962                             44,434
   Amortization of intangible assets        42,358            --            --           7,173(4)          49,531
   Goodwill impairment charges              63,287            --            --                             63,287
   Restructuring and in-process
     research and development charges       37,239            --            --                             37,239
                                          --------------------------------------------------------------------------

     Total operating expense               386,316         1,542         7,613           7,539            403,010

Loss from operations                      (213,438)       (1,055)       (3,042)         (8,017)          (225,552)

Equity in losses of affiliates              (2,599)           --            --                             (2,599)
Impairment of equity investment            (11,735)           --            --                            (11,735)
Gain on issuance of affiliate stock          1,924            --            --                              1,924
Interest and other, net                     18,949           146          (132)                            18,963
                                          ---------------------------------------------------------------------------
   Total other income                        6,539           146          (132)                             6,553

Loss before income taxes                  (206,899)         (909)       (3,174)         (8,017)          (218,999)
Provision for income taxes                     269             8            86                                363
                                          ---------------------------------------------------------------------------

Loss before minority interest             (207,168)         (917)       (3,260)         (8,017)          (219,362)
Minority interest                            1,718            --            --                              1,718
                                          ---------------------------------------------------------------------------

Net loss before extraordinary item       $(205,450)    $    (917)    $  (3,260)        $(8,017)         $(217,644)
                                          ===========================================================================
Weighted-average number of
shares used in calculation of
basic and diluted EPS:                     130,869                                                        132,457
Basic and diluted EPS:                      $(1.57)                                                        $(1.64)


                                                 Less         Pro forma
                                             European Media   combined
                                         ------------------------------
Revenues                                        $ (21,896)    $ 295,797

Cost of revenues                                  (12,284)      127,951
European Media sales commissions                      417 (5)       417
                                         ------------------------------

Total cost of revenue                             (11,867)      128,368
                                         ------------------------------

Gross profit                                      (10,029)      167,429

Operating expenses:
   Sales and marketing                            (27,435)      126,319
   General and administrative                      (1,873)       52,892
   Product development                                 --        44,434
   Amortization of intangible assets               (3,076)       46,455
   Goodwill impairment charges                         --        63,287
   Restructuring and in-process
     research and development charges                (318)       36,921
                                         ------------------------------

     Total operating expense                      (32,702)      370,308

Loss from operations                               22,673      (202,879)

Equity in losses of affiliates                         --        (2,599)
Impairment of equity investment                        --       (11,735)
Gain on issuance of affiliate stock                    --         1,924
Interest and other, net                               (13)       18,950
                                         ------------------------------
   Total other income                                 (13)        6,540

Loss before income taxes                           22,660      (196,339)
Provision for income taxes                           (561)         (198)
                                         ------------------------------

Loss before minority interest                      23,221      (196,141)
Minority interest                                      --         1,718
                                         ------------------------------

Net loss before extraordinary item              $  23,221     $(194,423)
                                         ==============================

Weighted-average number of
shares used in calculation of
basic and diluted EPS:                                          132,457
Basic and diluted EPS:                                           $(1.47)


             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
              (dollars in thousands, except for per share amounts)


                                                                                              Pro forma
                                               DoubleClick       @plan        FloNetwork     adjustments
                                               -----------       -----        ----------     -----------

Revenues                                      $ 505,611         $13,514       $ 11,871      $

Cost of revenues                                228,083          10,572          4,659          1,433(3)
European Media sales commissions                     --              --             --
Write-off of advance to publisher                18,487              --             --
                                             --------------------------------------------------------------

Total cost of revenue                           246,570          10,572          4,659          1,433
                                             --------------------------------------------------------------

Gross profit                                    259,041           2,942          7,212         (1,433)

Operating expenses
   Sales and marketing                          227,229           6,407         10,270          1,100(3)
   General and administrative                    83,227           2,998          2,488
   Product development                           44,789              --          4,231
   Amortization of intangible assets             41,153              --             --         41,148(4)
   Goodwill impairment, restructuring
     and deal-related charges                    51,760              --          1,403
                                             --------------------------------------------------------------
     Total operating expense                    448,158           9,405         18,392         42,248

Loss from operations                           (189,117)         (6,463)       (11,180)       (43,681)

Equity in losses of affiliates                   (6,789)             --             --
Impairment of equity investment                 (24,052)             --             --
Gain on affiliate stock                          11,026              --             --
Interest and other, net                          53,801           1,982            160
                                             --------------------------------------------------------------

   Total other income                            33,986           1,982            160

Loss before income taxes                       (155,131)         (4,481)       (11,020)       (43,681)
Provision for income tax                          1,497             101            164
                                             --------------------------------------------------------------

Loss before minority interest                  (156,628)         (4,582)       (11,184)       (43,681)
Minority interest                                   647              --             --
                                             --------------------------------------------------------------

Net loss                                      $(155,981)        $(4,582)      $(11,184)     $ (43,681)
                                             ==============================================================

Weighted-average number of
shares used in calculation of
basic and diluted EPS:                          121,278

Basic and diluted EPS:                           $(1.29)


                                                   Pro forma        Less         Pro forma
                                                   combined    European Media    combined
                                                   --------    --------------    --------

Revenues                                         $ 530,996      $ (52,507)      $ 478,489

Cost of revenues                                   244,747        (33,535)        211,212
European Media sales commissions                        --          4,395(5)        4,395
Write-off of advance to publisher                   18,487             --          18,487
                                             ---------------------------------------------

Total cost of revenue                              263,234        (29,140)        234,094
                                             ---------------------------------------------

Gross profit                                       267,762        (23,367)        244,395

Operating expenses
   Sales and marketing                             245,006        (47,181)        197,825
   General and administrative                       88,713         (1,599)         87,114
   Product development                              49,020            (21)         48,999
   Amortization of intangible assets                82,301        (28,460)         53,841
   Goodwill impairment, restructuring
     and deal-related charges                       53,163        (49,758)          3,405
                                             ---------------------------------------------
     Total operating expense                       518,203       (127,019)        391,184

Loss from operations                              (250,441)       103,652        (146,789)

Equity in losses of affiliates                      (6,789)            --          (6,789)
Impairment of equity investment                    (24,052)            --         (24,052)
Gain on affiliate stock                             11,026             --          11,026
Interest and other, net                             55,943            191          56,134
                                             ---------------------------------------------

   Total other income                               36,128            191          36,319

Loss before income taxes                          (214,313)       103,843        (110,470)
Provision for income tax                             1,762           (614)          1,148
                                            ----------------------------------------------

Loss before minority interest                     (216,075)       104,457        (111,618)
Minority interest                                      647             --             647
                                            ----------------------------------------------

Net loss                                         $(215,428)      $104,457       $(110,971)
                                            ==============================================

Weighted-average number of
shares used in calculation of
basic and diluted EPS:                             127,255                        127,255

Basic and diluted EPS:                              $(1.69)                        $(0.87)


         NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

1. This amount reflects the acquisition of the 15% interest in AdLINK. The value of the approximately 3.9 million shares of AdLINK common stock that were purchased from United Internet has been determined based on their average market price, as quoted on the Neuer Markt, for the day immediately prior to, the day of, and the day immediately after the signing of the Option Agreement, dated as of November 12, 2001, by and among DoubleClick, Channon Management Limited and United Internet.

2. This amount represents the loss associated with the sale of DoubleClick's European Media operations.

3. These amounts represent the amortization of technology and customer lists acquired in connection with the purchase of FloNetwork. Such amounts are classified as costs of revenue and sales and marketing expenses, respectively.

4. This represents the amortization of goodwill generated on the acquisitions of @plan and FloNetwork for the period reported. The amount of pro forma amortization expense attributable to each acquisition is broken out as follows:

                  For the nine months ended September 30, 2001:
                      @plan                                               $ 2,180
                      FloNetwork                                            4,993
                                                                          -------
                  Total                                                   $ 7,173
                                                                          =======

                  For the year ended December 31, 2000:
                      @plan                                               $26,170
                      FloNetwork                                           14,978
                                                                          -------

                  Total                                                   $41,148
                                                                          =======


         In accordance with SFAS 142, DoubleClick has ceased amortizing this and all other goodwill effective January 1, 2002. On a pro forma basis, DoubleClick estimates that the adoption of SFAS 142 would have reduced its amortization expense by approximately $37 million for the nine months ended September 30, 2001, and approximately $78 million for the year ended December 31, 2000.

5. These amounts represent commissions payable to DoubleClick's European Media operations for its sales on other geographic networks. Such intercompany commissions are eliminated in DoubleClick's consolidated statements of operations.

(c)      Exhibits

2.1 Business Purchase Agreement, dated as of November 12, 2001, by and among DoubleClick Inc., several of its European subsidiaries, Channon Management Limited, AdLINK Internet Media AG, several of its European subsidiaries, and United Internet AG. Incorporated by reference to
         Exhibit 2.1 of DoubleClick Inc.'s Form 8-K filed with the Securities and Exchange Commission (the "Commission") on November 21, 2001.

2.2 Option Agreement, dated as of November 12, 2001, by and among DoubleClick Inc., Channon Management Limited and United Internet AG. Incorporated by reference to Exhibit 2.2 of DoubleClick Inc.'s Form 8-K filed with the Commission on November 21, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DOUBLECLICK INC.
                                        ---------------------------------------
                                        (Registrant)


                                        By: /s/ Elizabeth Wang
                                            -----------------------------------
                                            Name:  Elizabeth Wang
                                            Title: Vice President and Secretary

Dated: February 11, 2002

EXHIBIT                            EXHIBIT INDEX
-------                            -------------
2.1  Business Purchase Agreement, dated as of November 12, 2001, by and among
     DoubleClick Inc., several of its European subsidiaries, Channon Management
     Limited, AdLINK Internet Media AG, several of its European subsidiaries, and United Internet AG. Incorporated by reference to Exhibit 2.1 of
     DoubleClick Inc.'s Form 8-K filed with the Commission on November 21, 2001.

2.2  Option Agreement, dated as of November 12, 2001, by and among DoubleClick
     Inc., Channon Management Limited and United Internet AG. Incorporated by reference to Exhibit 2.2 of DoubleClick Inc.'s Form 8-K filed with the Commission on November 21, 2001.
